UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2017

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT		06382
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company pursuant to Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mohegan Gaming & Entertainment (“MGE”) is governed by a nine-member Management Board, whose members also comprise the Mohegan Tribal Council (the “Tribal Council”), the governing body of the Mohegan Tribe of Indians of Connecticut (the “Tribe”). Any change in the composition of the Tribal Council results in a corresponding change in MGE’s Management Board. The registered voters of the Tribe elect all members of the Tribal Council.

On August 27, 2017, the Tribe announced the results of the general election wherein five of the nine seats on the Tribal Council were chosen pursuant to staggered term provisions in the Tribe’s Constitution. Kathy Regan-Pyne, Kevin Brown, Sarah E. Harris, James Gessner Jr. and William Quidgeon Jr. were elected as members of the Tribal Council. Each of these elected Tribal Council members will serve four-year terms, commencing October 2, 2017.

Kathy Regan-Pyne, Kevin Brown, James Gessner Jr. and William Quidgeon Jr. are currently members of the Tribal Council. Sarah E. Harris will succeed Bruce S. Bozsum, who will remain as a member of the Tribal Council until his successor is seated on October 2, 2017. Information concerning material related transactions between the newly elected Tribal Council members and MGE, as well as information regarding committees of the Management Board to which these newly elected Tribal Council members will be named after they are seated, was unavailable at the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: August 31, 2017	By:	/s/ Kevin P. Brown
Kevin P. Brown
Chairman, Management Board